UNITED STATES

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 3, 2005

BRONCO DRILLING COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-51471 (Commission File Number)	20-2902156 (I.R.S. Employer Identification Number)

14313 North May Avenue, Suite 100 Oklahoma City, OK (Address of principal executive offices)		73134 (Zip code)

(405) 242-4444

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 2.01.	Completion of Acquisition or Disposition of Assets.

As previously reported in Amendment No. 1 to the Registration Statement on Form S-1, File No. 333-128861, filed by Bronco Drilling Company, Inc. (the “Company”) with the Securities and Exchange Commission on October 20, 2005 (the “Registration Statement”), on October 3, 2005, the Company concluded the purchase of certain assets from Eagle Drilling L.L.C. (“Eagle”), pursuant to an asset purchase agreement, dated September 1, 2005, by and among the Company, Eagle, Thornton Drilling Equipment LLC and Riverside Oilfield Equipment LLC (the “Agreement”). The acquisition involved five operating rigs, seven inventoried rigs and rig equipment and parts from Eagle and two of its affiliates, Thornton Drilling Equipment LLC and Riverside Oilfield Equipment LLC. At closing, the Company paid a purchase price of approximately $50.0 million. Pursuant to Rule 3-05(b)(4)(i) of Regulation S-X, the Company omitted including separate financial statements relating to the recently consummated Eagle acquisition in the Registration Statement.

The foregoing description of the material terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.13 to the Registration Statement, and which is incorporated herein by reference.

The Company is filing this Current Report on Form 8-K in order to provide the financial statements of Eagle and the pro forma financial information for the Company required with respect to the Eagle acquisition.

Attached as Exhibit 99.1 to this Current Report on Form 8-K are the audited combined financial statements of Eagle as of and for the years ended December 31, 2004 and 2003 and the unaudited combined financial statements of Eagle as of and for the nine month period ended September 30, 2005.

Attached as Exhibit 99.2 to this Current Report on Form 8-K are unaudited combined pro forma financial statements, which combine the operations of the Company and its consolidated subsidiaries and Eagle. The combined pro forma financial statements include a combined pro forma balance sheet as of September 30, 2005 and combined pro forma statements of operations for the nine months ended September 30, 2005 and the year ended December 31, 2004. The accompanying notes to the unaudited combined pro forma financial statements reflect adjustments to remove assets of Eagle which were not acquired, as well as liabilities which were not assumed, from the September 30, 2005 combined balance sheets and to record the allocation of the purchase price to the assets acquired. The notes also reflect pro forma adjustments to the combined pro forma statements of operations for the nine months ended September 30, 2005 and year ended December 31, 2004, which assume that the acquisition had occurred on January 1, 2004. Adjustments were made to increase interest and depreciation expense for the effect of the other pro forma adjustments.

ITEM 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. The following financial statements of Eagle are included as Exhibit 99.1 hereto and are incorporated herein by reference:

(i)	Audited Combined Balance Sheets as of December 31, 2004 and 2003, and unaudited Combined Balance Sheets as of September 30, 2005;

(ii)	Audited Combined Statements of Operations and Members’ Equity for the years ended December 31, 2004 and 2003 and unaudited Statements of Operations and Members’ Equity for the nine-month period ended September 30, 2005;

(iii)	Audited Combined Statements of Cash Flows for the years ended December 31, 2004 and 2003 and unaudited Combined Statements of Cash Flows for the nine month period ended September 30, 2005; and

(iv)	Notes to Financial Statements.

(b)	Pro Forma Financial Information. The following pro forma financial information of the Company is included as Exhibit 99.2 hereto and is incorporated herein by reference:

(i)	Unaudited Pro Forma Combined Balance Sheet as of September 30, 2005;

(ii)	Unaudited Pro Forma Combined Statements of Operations for the nine-month period ended September 30, 2005 and the year ended December 31, 2004; and

(iii)	Notes to Unaudited Pro Forma Combined Financial Statements.

(c)	Exhibits

Exhibit Number	Description

10.1	Asset Purchase Agreement, dated September 1, 2005, by and between Bronco Drilling Company, Inc., Eagle Drilling, L.L.C., Thornton Drilling Equipment LLC, and Riverside Oilfield Equipment LLC (incorporated by reference to Exhibit 10.13 to the Registration Statement on Form S-1, File No. 333-128861, filed by the Company with the SEC on October 6, 2005).

99.1*	Combined Financial Statements of Eagle Drilling, L.L.C. and Affiliates.

99.2*	Combined Pro Forma Financial Statements of Bronco Drilling Company, Inc.

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRONCO DRILLING COMPANY, INC.

Date: December 19, 2005	By: /s/ ZACHARY M. GRAVES Zachary M. Graves Chief Financial Officer